EXHIBIT 21

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                              LIST OF SUBSIDIARIES



Entity                                                     Jurisdiction of Formation
Envoy Inns of Morrisville, LLC                                      Delaware
JAGI Cleveland - Hudson, LLC                                        Delaware
JAGI Cleveland - Independence, LLC                                  Delaware
JAGI Montrose West, LLC                                             Delaware
JAGI North Canton, LLC                                              Delaware
Janus American Services Corp.                                       Delaware
Janus Cleveland - Independence, Inc.                                Delaware
Janus Hospitality I, LLC                                            Delaware
JI Subsidiary, Inc.                                                 Delaware
Kings Dominion Lodge, GP                                            Virginia
Beckelbe, Inc.                                                      Delaware
Beckelbe, Ltd.                                                        Ohio
JAGI Juno, LLC                                                      Delaware
Motel Associates of Pompano Beach, Inc.                             Florida
JAGI Pompano, LLC                                                   Delaware
JAGI Doswell, LLC                                                   Delaware

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